Exhibit 5.1

September 6, 2022

Crescent Energy Company

600 Travis Street, Suite 7200

Houston, Texas 77002

Re: Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel for Crescent Energy Company, a Delaware corporation (the “Company”), in connection with the proposed offer and sale (the “Offering”) by a selling stockholder of the Company (the “Selling Stockholder”), pursuant to a prospectus forming a part of a Registration Statement on Form S-1, originally filed with the Securities and Exchange Commission on April 8, 2022 (such Registration Statement, as amended at the effective date thereof, being referred to herein as the “Registration Statement”), of up to an aggregate 5,000,000 shares (the “Firm Shares”) of Class A common stock of the Company, par value $0.0001 per share (the “Class A common stock”), and up to an additional aggregate 750,000 shares of Class A common stock that may be sold by the Selling Stockholder pursuant to the underwriters’ option to purchase additional shares of Class A common stock (together with the Firm Shares, the “Subject Shares”). The Subject Shares to be offered by the Selling Stockholder consist of Subject Shares that are issuable upon redemption of membership interests (“OpCo LLC Units”) in Crescent Energy OpCo LLC, a Delaware limited liability company (“OpCo”), together with an equal number of shares of Class B common stock of the Company (the “Class B common stock”), pursuant to the Amended and Restated Limited Liability Company Agreement of Crescent Energy OpCo LLC, dated as of December 7, 2021 (the “OpCo LLC Agreement”).

In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective, (ii) the Subject Shares will be issued and sold in all material respects in the manner described in the Registration Statement and the prospectus relating thereto, (iii) a definitive underwriting agreement, in substantially the form filed as an exhibit to the Registration Statement, with respect to the sale of the Subject Shares will have been duly authorized and validly executed and delivered by the Company and the other parties thereto and (iv) any Subject Shares issuable upon redemption of OpCo LLC Units and shares of Class B common stock will have been issued in accordance with the OpCo LLC Agreement.

In connection with the opinion expressed herein, we have examined, among other things, (i) the Amended and Restated Certificate of Incorporation of the Company and the Amended and Restated Bylaws of the Company, (ii) the OpCo LLC Agreement, (iii) the records of corporate proceedings that have occurred prior to the date hereof with respect to the Offering, (iv) the Registration Statement and (v) the form of underwriting agreement filed as an exhibit to the Registration Statement. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinion expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein. In making such examination and rendering the opinions set forth below, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies and the legal capacity of all individuals executing any of the foregoing documents.

Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Subject Shares have been duly authorized and, when such Subject Shares have been issued upon redemption and exchange of OpCo LLC Units and shares of Class B common stock for an equivalent amount of Subject Shares in accordance with the OpCo LLC Agreement, will be validly issued, fully paid and nonassessable.

The foregoing opinions are limited in all respects to the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, and we do not express any opinions as to the laws of any other jurisdiction. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended, and the foregoing opinions are limited to the matters expressly stated herein, and no opinion is to be inferred or implied beyond the opinions expressly set forth herein. We undertake no, and hereby disclaim any, obligation to make any inquiry after the date hereof or to advise you of any changes in any matter set forth herein, whether based on a change in the law, a change in any fact relating to the Company or any other person or any other circumstance.

We hereby consent to the statements with respect to us under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/s/ Vinson & Elkins L.L.P.